Exhibit 1.1

Execution Version

H2O AMERICA

11,484,824 Shares of Common Stock

Underwriting Agreement

March 2, 2026

J.P. Morgan Securities LLC

Wells Fargo Securities, LLC

c/o J.P. Morgan Securities LLC

270 Park Avenue

New York, New York 10017

c/o Wells Fargo Securities, LLC

500 West 33rd Street

New York, New York 10001

As Representatives of the
several Underwriters listed
in Schedule 1 hereto

J.P. Morgan Securities LLC

Wells Fargo Securities, LLC

c/o J.P. Morgan Securities LLC
270 Park Avenue

New York, New York 10017

c/o Wells Fargo Securities, LLC

500 West 33rd Street

New York, New York 10001

As Forward Sellers

JPMorgan Chase Bank, National
Association, New York Branch

Wells Fargo Bank, National

Association

c/o JPMorgan Chase Bank, National

Association, New York Branch

270 Park Avenue

New York, New York 10017

c/o Wells Fargo Bank, National

Association

500 West 33rd Street

New York, New York 10001

As Forward Purchasers, solely as
recipients and/or beneficiaries
of certain representations,
warranties, covenants and
indemnities set forth in this
Agreement

Ladies and Gentlemen:

H2O America, a Delaware corporation (the “Company”), proposes to issue and sell to the several underwriters listed in Schedule 1 hereto (the “Underwriters”), for whom you are acting as representatives (the “Representatives”), an aggregate of 11,484,824 shares of common stock, par value $0.001 per share, of the Company (the “Company Underwritten Shares”) and, at the option of the Underwriters, up to an additional 1,722,723 shares of common stock of the Company (the “Option Shares”). The Company Underwritten Shares and the Option Shares, together with the Top-Up Shares (as defined below) are herein referred to as the “Company Shares.”

In addition, the Company, and each of J.P. Morgan Securities LLC and Wells Fargo Securities, LLC (each in its capacity as agent for the applicable Forward Purchaser (as defined below)) (each, in such capacity, acting severally and not jointly, a “Forward Seller” and, collectively, the “Forward Sellers”), at the Company’s request in connection with the Forward Sale Agreements (as defined below), each confirm their agreement with the Representatives and each of the several Underwriters with respect to the sale by the Forward Sellers and the purchase by the Underwriters, acting severally and not jointly, of an aggregate of 7,547,170 shares (the “Borrowed Shares”).

The Borrowed Shares and the Top-Up Shares (as defined in Section 17 hereof) are herein referred to collectively as the “Forward Shares.” The Company Underwritten Shares, the Top-Up Shares and the Borrowed Shares are herein referred to collectively as the “Underwritten Shares.” The Underwritten Shares and the Option Shares are herein referred to collectively as the “Offered Shares.”

As used herein, the term “Forward Sale Agreements” refers to the letter agreements each dated the date hereof between the Company and each of JPMorgan Chase Bank, National Association, New York Branch and Wells Fargo Bank, National Association, each in its capacity as a forward purchaser (in such capacity, a “Forward Purchaser” and, collectively, the “Forward Purchasers”), relating to the forward sale by the Company to such Forward Purchaser, subject to the Company’s right to elect Cash Settlement or Net Share Settlement (as such terms are defined in each Forward Sale Agreement), of a number of shares of Stock equal to the number of Borrowed Shares sold by it (in its capacity as a Forward Seller) or its affiliated Forward Seller, as applicable, pursuant to this Agreement.

The offer and sale of the Offered Shares are herein referred to as the “Equity Offering.” The shares of common stock, par value $0.001 per share, of the Company to be outstanding after giving effect to the sale of the Offered Shares are referred to herein as the “Stock.”

On July 7, 2025, the Company, as guarantor, entered into (i) an Asset Purchase Agreement (the “Regulated Business APA”) with its indirect subsidiary, SJWTX, Inc., a Texas corporation (“TWC”), and Quadvest, L.P., a Texas limited partnership (“Quadvest Retail”), pursuant to which TWC will acquire substantially all of the assets of Quadvest Retail related to the operation of Quadvest Retail’s water and sewer utility business and (ii) an Asset Purchase Agreement (the “Wholesale Business APA” and together with the Regulated Business APA, the “Asset Purchase Agreements” and the transactions contemplated by the Asset Purchase Agreements, the “Quadvest Acquisition”) with its indirect subsidiary, Texas Water Operation Services, LLC, a Texas limited liability company (“TWOS”), TWC, Quadvest Retail and its affiliate, Quadvest Wholesale, LLC, a Texas limited liability company (“Quadvest Wholesale”), pursuant to which TWOS will acquire substantially all of the assets of Quadvest Wholesale related to the operation of the Quadvest Wholesale’s wholesale water and sewer business.

The Company hereby confirms its agreement with the several Underwriters concerning the purchase and sale of the Offered Shares, as follows:

1.             Registration Statement. The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations of the Commission thereunder, a registration statement (File No. 333-282881) and post-effective amendment to such registration statement, including a prospectus, relating to the Offered Shares. Such registration statement, as amended by the post-effective amendment to such registration statement and as further amended at the time it became (or is deemed to have become) effective, including the information, if any, deemed pursuant to Rule 430A, 430B or 430C under the Securities Act to be part of the registration statement at the time of its effectiveness (or at such deemed time of effectiveness pursuant to Rule 430B) (“Rule 430 Information”), is referred to herein as the “Registration Statement”; and as used herein, the term “Preliminary Prospectus” means each prospectus included in such registration statement (and any amendments thereto) before effectiveness, any prospectus filed with the Commission pursuant to Rule 424(a) under the Securities Act and the prospectus included in the Registration Statement at the time of its effectiveness that omits Rule 430 Information, and the term “Prospectus” means the prospectus in the form first used (or made available upon request of purchasers pursuant to Rule 173 under the Securities Act) in connection with confirmation of sales of the Offered Shares. Any reference in this underwriting agreement (this “Agreement”) to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act, as of the effective date of the Registration Statement or the date of such Preliminary Prospectus or the Prospectus, as the case may be, and any reference to “amend,” “amendment” or “supplement” with respect to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed after such date under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations of the Commission thereunder that are deemed to be incorporated by reference therein. Capitalized terms used but not defined herein shall have the meanings given to such terms in the Registration Statement and the Prospectus.

At or prior to the Applicable Time (as defined below), the Company had prepared the following information (collectively with the pricing information set forth on Annex A, the “Pricing Disclosure Package”): a Preliminary Prospectus dated March 2, 2026 and each “free-writing prospectus” (as defined pursuant to Rule 405 under the Securities Act) listed on Annex A hereto.

“Applicable Time” means 9:45 P.M., New York City time, on March 2, 2026.

2.              Purchase of the Offered Shares.

(a)            The Company agrees to issue and sell the Company Underwritten Shares to the several Underwriters as provided in this Agreement, and each Underwriter, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, agrees, severally and not jointly, to purchase at a price per share of $51.2775 (the “Purchase Price”) from the Company the respective number of Company Underwritten Shares set forth opposite such Underwriter’s name in Schedule 1 hereto.

In addition, the Company agrees to issue and sell the Option Shares to the several Underwriters as provided in this Agreement, and the Underwriters, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, shall have the option to purchase, severally and not jointly, from the Company the Option Shares at the Purchase Price less an amount per share equal to any dividends or distributions declared by the Company and payable on the Company Underwritten Shares but not payable on the Option Shares.

If any Option Shares are to be purchased, the number of Option Shares to be purchased by each Underwriter shall be the number of Option Shares which bears the same ratio to the aggregate number of Option Shares being purchased as the number of Underwritten Shares set forth opposite the name of such Underwriter in Schedule 1 hereto (or such number increased as set forth in Section 11 hereof) bears to the aggregate number of Company Underwritten Shares being purchased from the Company by the several Underwriters, subject, however, to such adjustments to eliminate any fractional shares as the Representatives in their sole discretion shall make.

The Underwriters may exercise the option to purchase Option Shares at any time in whole, or from time to time in part, on or before the thirtieth day following the date of the Prospectus, by written notice from the Representatives to the Company. Such notice shall set forth the aggregate number of Option Shares as to which the option is being exercised and the date and time when the Option Shares are to be delivered and paid for, which may be the same date and time as the Closing Date (as hereinafter defined) but shall not be earlier than the Closing Date nor later than the tenth full business day (as hereinafter defined) after the date of such notice (unless such time and date are postponed in accordance with the provisions of Section 11 hereof). Any such notice shall be given at least two business days prior to the date and time of delivery specified therein.

(b)            On the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein:

i.              each Forward Seller agrees, severally and not jointly, to sell to each Underwriter, and each Underwriter agrees to purchase from each Forward Seller, severally and not jointly, the respective number of Borrowed Shares set forth opposite its name in Schedule 1 hereto plus any additional number of Borrowed Shares which such Underwriter may become obligated to purchase pursuant to the provisions of Section 11 hereof, subject to such adjustments among the Underwriters as the Representatives in their sole discretion shall make to eliminate any sales or purchases of fractional Shares, in each case pertaining to the relevant Forward Seller and at the Purchase Price.

ii.             the Company agrees to sell to the Underwriters, and each Underwriter, severally not jointly, agrees to purchase from the Company, at the Purchase Price, a number of Top-Up Shares, if any, that bears the same proportion to the total number of Top-Up Shares as the number of Borrowed Shares set forth on Schedule 1 opposite the name of such Underwriter bears to the total number of Borrowed Shares on such Schedule.

(c)            If with respect to the Borrowed Shares underlying the Forward Sale Agreements (i) any of the conditions to effectiveness of the relevant Forward Sale Agreement set forth therein are not satisfied on or prior to the Closing Date, (ii) the Company has not performed all of the obligations required to be performed by it under this Agreement on or prior to the Closing Date or (iii) any of the conditions set forth in Section 7 hereof have not been satisfied on or prior to the Closing Date (clauses (i) through (iii) of this Section 2(c), together, the “Forward Conditions”), then the applicable Forward Seller, in its sole discretion, may elect not to borrow for sale to the Underwriters the Borrowed Shares otherwise deliverable by such Forward Seller hereunder. In addition, in the event that in any Forward Seller’s good faith and commercially reasonable judgment (A) it (in its capacity as a Forward Purchaser) or its affiliated Forward Purchaser, as applicable, is unable to borrow and deliver for sale under this Agreement the number of shares of Stock equal to the number of Borrowed Shares deliverable by such Forward Seller hereunder or (B) such Forward Purchaser or its affiliate would incur a Stock Loan Fee (as defined under the relevant Forward Sale Agreement) of more than a rate equal to 25 basis points per annum to do so, then, in each case, such Forward Seller shall only be required to deliver for sale to the Underwriters on the Closing Date the aggregate number of shares of Stock that such Forward Purchaser or its affiliate is able to so borrow at or below such Stock Loan Fee.

(d)            If a Forward Seller elects pursuant to Section 2(c) hereof not to deliver for sale to the Underwriters on the Closing Date the total number of Borrowed Shares otherwise deliverable by such Forward Seller hereunder, then such Forward Seller will use its commercially reasonable efforts to notify the Company no later than 5:00 p.m., New York City time, on the first Business Day prior to the Closing Date.

(e)            The Company understands that the Underwriters intend to make a public offering of the Offered Shares, and initially to offer the Offered Shares on the terms set forth in the Pricing Disclosure Package. The Company acknowledges and agrees that the Underwriters may offer and sell Offered Shares to or through any affiliate of an Underwriter.

(f)            Payment for the Underwritten Shares shall be made by wire transfer in immediately available funds to (i) in the case of the Company Underwritten Shares and any Top-Up Shares, the account specified by the Company to the Representatives and (ii) in the case of the Borrowed Shares, the account specified by the Forward Sellers to the Representatives, at the offices of Simpson Thacher & Bartlett LLP at 10:00 A.M., New York City time, on March 4, 2026, or at such other time or place on the same or such other date, not later than the fifth business day thereafter, as the Representatives and the Company may agree upon in writing. Payment for the Option Shares shall be made by wire transfer in immediately available funds to the account specified by the Company to the Representatives on the date and at the time and place specified by the Representatives in the written notice of the Underwriters’ election to purchase such Option Shares. The time and date of such payment for the Underwritten Shares is referred to herein as the “Closing Date,” and the time and date for such payment for the Option Shares, if other than the Closing Date, is herein referred to as the “Additional Closing Date.”

Payment for the Company Shares or Borrowed Shares to be purchased on the Closing Date or the Additional Closing Date, as the case may be, shall be made against delivery of such Shares in book-entry form through the facilities of The Depository Trust Company (“DTC”) for the respective accounts of the several Underwriters, as designated by the Representatives in writing not later than (i) in the case of Company Shares, two full business days prior to the Closing Date or the Additional Closing Date, and (ii) in the case of Borrowed Shares, on the Closing Date, with any transfer taxes payable in connection with the sale of such Company Shares or Borrowed Shares duly paid by the Company. Delivery of the Company Shares or Borrowed Shares shall be made through the facilities of DTC unless the Representatives shall otherwise instruct.

(g)           The Company acknowledges and agrees that the Representatives, the other Underwriters, the Forward Purchasers and the Forward Sellers are acting solely in the capacity of an arm’s length contractual counterparty to the Company with respect to the offering of the Offered Shares contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company or any other person. Additionally, neither the Representatives nor any other Underwriter nor Forward Purchaser nor Forward Seller is advising the Company or any other person as to any legal, tax, investment, accounting, financial or regulatory matters in any jurisdiction, and none of the activities of the Underwriters, Forward Purchasers or Forward Sellers in connection with the transactions contemplated herein constitutes a recommendation, investment advice or solicitation of any action by the Underwriters with respect to any entity or natural person. The Company shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and neither the Representatives nor the other Underwriters nor Forward Purchasers nor Forward Sellers shall have any responsibility or liability to the Company with respect thereto. Any review by the Representatives, the other Underwriters of the Company, the Forward Purchasers and the Forward Sellers, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters, Forward Purchasers or Forward Sellers and shall not be on behalf of the Company.

3.             Representations and Warranties of the Company. The Company represents and warrants to each Underwriter, each Forward Seller and each Forward Purchaser (it being understood and agreed that, in the case of Quadvest and its subsidiaries, all representations and warranties of the Company with respect to Quadvest and its subsidiaries are made to the knowledge of the Company) that:

(a)            Preliminary Prospectus. No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and each Preliminary Prospectus included in the Pricing Disclosure Package, at the time of filing thereof, complied in all material respects with the Securities Act, and no Preliminary Prospectus, at the time of filing thereof, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information furnished to the Company in writing by such Underwriter through the Representatives expressly for use in any Preliminary Prospectus, it being understood and agreed that the only such information consists of the information described as such in Section 8(b) hereof.

(b)            Pricing Disclosure Package. The Pricing Disclosure Package as of the Applicable Time did not, and as of the Closing Date and as of the Additional Closing Date, as the case may be, will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information furnished to the Company in writing by such Underwriter through the Representatives expressly for use in such Pricing Disclosure Package, it being understood and agreed that the only such information consists of the information described as such in Section 8(b) hereof. No statement of material fact included in the Prospectus has been omitted from the Pricing Disclosure Package and no statement of material fact included in the Pricing Disclosure Package that is required to be included in the Prospectus has been omitted therefrom.

(c)            Issuer Free Writing Prospectus. Other than the Registration Statement, the Preliminary Prospectus and the Prospectus, the Company (including its agents and representatives, other than the Underwriters in their capacity as such) has not prepared, made, used, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or solicitation of an offer to buy the Offered Shares (each such communication by the Company or its agents and representatives (other than a communication referred to in clause (i) below) an “Issuer Free Writing Prospectus”) other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Securities Act or Rule 134 under the Securities Act or (ii) the documents listed on Annex A hereto, each electronic road show and any other written communications approved in writing in advance by the Representatives. Each such Issuer Free Writing Prospectus complies in all material respects with the Securities Act, has been or will be (within the time period specified in Rule 433) filed in accordance with the Securities Act (to the extent required thereby) and does not conflict with the information contained in the Registration Statement or the Pricing Disclosure Package, and, when taken together with the Preliminary Prospectus accompanying, or delivered prior to delivery of, such Issuer Free Writing Prospectus, did not, and as of the Closing Date and as of the Additional Closing Date, as the case may be, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to any statements or omissions made in each such Issuer Free Writing Prospectus or Preliminary Prospectus in reliance upon and in conformity with information furnished to the Company in writing by such Underwriter through the Representatives expressly for use in such Issuer Free Writing Prospectus or Preliminary Prospectus, it being understood and agreed that the only such information consists of the information described as such in Section 8(b) hereof.

(d)            Registration Statement and Prospectus. The Registration Statement is an “automatic shelf registration statement” as defined under Rule 405 of the Securities Act that has been filed with the Commission not earlier than three years prior to the date hereof; and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act has been received by the Company. No order suspending the effectiveness of the Registration Statement has been issued by the Commission, and no proceeding for that purpose or pursuant to Section 8A of the Securities Act against the Company or related to the offering of the Offered Shares has been initiated or threatened by the Commission; as of the applicable effective date of the Registration Statement and any post-effective amendment thereto, the Registration Statement and any such post-effective amendment complied and will comply in all material respects with the Securities Act, and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and as of the date of the Prospectus and any amendment or supplement thereto and as of the Closing Date and as of the Additional Closing Date, as the case may be, the Prospectus will comply in all material respects with the Securities Act and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information furnished to the Company in writing by or on behalf of any Underwriter through the Representatives expressly for use in the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus and any amendment or supplement thereto, it being understood and agreed that the only such information consists of the information described as such in Section 8(b) hereof.

(e)            Incorporated Documents. The documents incorporated by reference in the Registration Statement, the Prospectus and the Pricing Disclosure Package, when they were filed with the Commission conformed in all material respects to the requirements of the Exchange Act, and none of such documents contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Registration Statement, the Prospectus or the Pricing Disclosure Package, when such documents are filed with the Commission, will conform in all material respects to the requirements of the Exchange Act and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(f)            Financial Statements.

i.	The financial statements (including the related notes thereto) of the Company and its consolidated subsidiaries included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as applicable, and present fairly, in all material respects, the financial position of the Company and its consolidated subsidiaries as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles (“GAAP”) in the United States applied on a consistent basis throughout the periods covered thereby, and any supporting schedules included or incorporated by reference in the Registration Statement present fairly, in all material respects, the information required to be stated therein; and the other financial information included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus has been derived from the accounting records of the Company and its consolidated subsidiaries and presents fairly, in all material respects, the information shown thereby; all disclosures included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of Commission) comply with Regulation G of the Exchange Act and Item 10 of Regulation S-K of the Securities Act, to the extent applicable; and the pro forma financial information and the related notes thereto included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus have been prepared in accordance with the applicable requirements of the Securities Act and the Exchange Act, as applicable, and the assumptions underlying such pro forma financial information are reasonable and are set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus; and

ii.	The financial statements (including the related notes thereto) of Quadvest and its consolidated subsidiaries included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as applicable, and present fairly, in all material respects, the financial position of Quadvest and its consolidated subsidiaries as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified; such financial statements have been prepared in conformity with GAAP in the United States applied on a consistent basis throughout the periods covered thereby, and any supporting schedules included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus present fairly, in all material respects, the information required to be stated therein; and the other financial information included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus has been derived from the accounting records of Quadvest and its consolidated subsidiaries and presents fairly, in all material respects, the information shown thereby.

(g)            No Material Adverse Change. Since the date of the most recent financial statements of the Company included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus and except as disclosed in the Pricing Disclosure Package and the Prospectus, (i) there has not been any material change in the capital stock of the Company or any of its subsidiaries, taken as a whole, or, after giving effect to the Quadvest Acquisition, the Company, Quadvest and their respective subsidiaries, taken as a whole (other than (A) the issuance of shares of Stock under the 2023 Employee Stock Purchase Plan, (B) the issuance and withholding of shares of Stock in connection with restricted stock units or deferred restricted stock units described as outstanding in the Registration Statement, the Pricing Disclosure Package and the Prospectus, (C) the grant of purchase rights under the 2023 Employee Stock Purchase Plan and awards under existing equity plans of the Company, including the Company’s Long-Term Incentive Plan, which plans are described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, (D) the issuance of Offered Shares pursuant to this Agreement, (E) with respect to Quadvest and its subsidiaries, as permitted by the Asset Purchase Agreements, and (F) in connection with the Quadvest Acquisition), material change in short-term debt or long-term debt of the Company or any of its subsidiaries taken as a whole (other than borrowings and the repayment of borrowings in the ordinary course of business), or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of capital stock (other than regularly scheduled cash dividends in amounts that are consistent with past practice), or any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, properties, management, financial position, stockholders’ equity, results of operations or prospects of the Company and its subsidiaries taken as a whole or, after giving effect to the Quadvest Acquisition, of the Company, Quadvest and their respective subsidiaries, taken as a whole; (ii) neither the Company, Quadvest nor any of their respective subsidiaries has entered into any transaction or agreement (whether or not in the ordinary course of business) that is material to the Company and its subsidiaries, taken as a whole, or, after giving effect to the Quadvest Acquisition, of the Company, Quadvest and their respective subsidiaries, taken as a whole (other than as permitted by the Asset Purchase Agreements), or incurred any liability or obligation, direct or contingent, that is material to the Company and its subsidiaries, taken as a whole, or, after giving effect to the Quadvest Acquisition, the Company, Quadvest and their respective subsidiaries, taken as a whole (other than as permitted by the Asset Purchase Agreements); and (iii) neither the Company, Quadvest nor any of their respective subsidiaries has sustained any loss or interference with its business that is material to the Company and its subsidiaries taken as a whole and that is either from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority.

(h)            Organization and Good Standing. The Company and each of its subsidiaries have been duly organized and are validly existing and in good standing under the laws of their respective jurisdictions of organization, are duly qualified to do business and are in good standing in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, and have all power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged, except where the failure to be so qualified or in good standing or have such power or authority would not, individually or in the aggregate, have a material adverse effect on the business, properties, management, financial position, stockholders’ equity, results of operations or prospects of the Company and its subsidiaries taken as a whole or on the performance by the Company of its obligations under this Agreement and the Forward Sale Agreements (a “Material Adverse Effect”). The Company does not own or control, directly or indirectly, any corporation, association or other entity required to be listed in an exhibit to an Annual Report on Form 10-K pursuant to Item 601(b)(21) of Regulation S-K of the Securities Act other than the subsidiaries listed in Exhibit 21.1 of the Annual Report on Form 10-K of the Company for the year ended December 31, 2025 incorporated by reference into the Registration Statement.

(i)             Capitalization. The Company has an authorized capitalization as of December 31, 2025 as set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus under the heading “Capitalization”; all the outstanding shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable and are not subject to any pre-emptive or similar rights; except pursuant to the Company’s Long-Term Incentive Plan, as amended (which provides for the Amended and Restated Deferred Restricted Stock Program and Formulaic Equity Award Program for Non-Employee Board Members) and 2023 Employee Stock Purchase Plan or as otherwise described in or expressly contemplated by the Registration Statement, the Pricing Disclosure Package and the Prospectus, there are no outstanding rights (including, without limitation, pre-emptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock or other equity interest in the Company or any of its subsidiaries, or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any capital stock of the Company or any such subsidiary, any such convertible or exchangeable securities or any such rights, warrants or options; the capital stock of the Company conforms in all material respects to the description thereof contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus; and all the outstanding shares of capital stock or other equity interests of each subsidiary of the Company owned, directly or indirectly, by the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of any lien, charge, encumbrance, security interest, restriction on voting or transfer or any other claim of any third party.

(j)            Stock Options. The Company currently does not have any issued and outstanding stock options granted pursuant to the stock-based compensation plans of the Company and its subsidiaries. The Company has not knowingly granted, and there is no and has been no policy or practice of the Company of granting, stock options prior to, or otherwise coordinating the grant of stock options with, the release or other public announcement of material information regarding the Company or its subsidiaries or their results of operations or prospects.

(k)            Due Authorization. The Company has full right, power and authority to execute and deliver this Agreement and to perform its obligations hereunder; and all action required to be taken for the due and proper authorization, execution and delivery by it of this Agreement and the consummation by it of the transactions contemplated hereby has been duly and validly taken.

(l)            Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

(m)           The Offered Shares. The Offered Shares to be issued and sold by the Company hereunder have been duly authorized by the Company and, when issued and delivered and paid for as provided herein, will be duly and validly issued, will be fully paid and non-assessable and will conform to the description thereof in the Registration Statement, the Pricing Disclosure Package and the Prospectus; and the issuance of the Offered Shares is not subject to any preemptive or similar rights. The maximum number of shares of Stock deliverable to the Forward Purchasers in the aggregate pursuant to the Forward Sale Agreements, whether pursuant to Physical Settlement, Net Share Settlement, as a result of an Acceleration Event (as such terms are defined in the Forward Sale Agreements) or otherwise, have been duly authorized and reserved for issuance and, when issued, sold and delivered by the Company to the Forward Purchasers pursuant to the Forward Sale Agreements against payment of any consideration required to be paid by the Forward Purchasers pursuant to the terms of the Forward Sale Agreements, such shares of Stock will be duly and validly issued, will be fully paid and non-assessable, and the issuance thereof will not be subject to any preemptive or similar rights.

(n)           Forward Sale Agreements. The Forward Sale Agreements have been duly authorized, executed and delivered by the Company and constitute valid and legally binding agreements of the Company enforceable against the Company in accordance with their terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability.

(o)           Asset Purchase Agreements. The Asset Purchase Agreements have been duly authorized, executed and delivered by the Company and constitute valid and legally binding agreements of the Company enforceable against the Company in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability, and there has been no amendment to either of the Asset Purchase Agreements. The Company has not received notice of, and is not aware of, any material breach of any of the representations and warranties, covenants or agreements of Quadvest Retail in the Regulated Business APA or of Quadvest Wholesale in the Wholesale Business APA.

(p)           Descriptions of the Underwriting Agreement and the Forward Sale Agreements. This Agreement and the Forward Sale Agreements conform in all material respects to the description thereof contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(q)           No Violation or Default. Neither the Company nor any of its subsidiaries is (i) in violation of its charter or by-laws or similar organizational documents; (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any property or asset of the Company or any of its subsidiaries is subject; or (iii) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (ii) and (iii) above, for any such default or violation that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(r)            No Conflicts. The execution, delivery and performance by the Company of this Agreement and the Forward Sale Agreements and the issuance and sale of the Offered Shares and any Stock issued upon settlement of the Forward Sale Agreements will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, result in the termination, modification or acceleration of, or result in the creation or imposition of any lien, charge or encumbrance upon any property, right or asset of the Company or any of its subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any property, right or asset of the Company or any of its subsidiaries is subject, (ii) result in any violation of the provisions of the charter or by-laws or similar organizational documents of the Company or (iii) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority having jurisdiction over the Company or any of its subsidiaries, except, in the case of clauses (i) and (iii) above, for any such conflict, breach, violation, default, lien, charge or encumbrance that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(s)           No Consents Required. No consent, approval, authorization, order, registration or qualification of or with any court or arbitrator or governmental or regulatory authority is required for the execution, delivery and performance by the Company of this Agreement and the Forward Sale Agreements and the issuance and sale of the Offered Shares, except for the registration of the Offered Shares under the Securities Act and such consents, approvals, authorizations, orders and registrations or qualifications (i) as have already been obtained or will have been obtained prior to the Closing Date and (ii) as may be required by the Financial Industry Regulatory Authority, Inc. (“FINRA”) and under applicable state securities laws in connection with the purchase and distribution of the Offered Shares by the Underwriters.

(t)            Legal Proceedings. Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there are no legal, governmental or regulatory investigations, actions, demands, claims, suits, arbitrations, inquiries or proceedings (“Actions”) pending to which the Company or any of its subsidiaries is or may be a party or to which any property of the Company or any of its subsidiaries is or may be the subject as to which there is a reasonable possibility of an adverse determination and that, individually or in the aggregate, if determined adversely to the Company or any of its subsidiaries, would reasonably be expected to have a Material Adverse Effect; to the knowledge of the Company, no such Actions are threatened or contemplated by any governmental or regulatory authority or threatened by others; and (i) there are no current or pending Actions that are required under the Securities Act to be described in the Registration Statement, the Pricing Disclosure Package or the Prospectus that are not so described in the Registration Statement, the Pricing Disclosure Package and the Prospectus and (ii) there are no contracts or other documents that are required under the Securities Act to be filed as exhibits to the Registration Statement or described in the Registration Statement, the Pricing Disclosure Package or the Prospectus that are not so filed as exhibits to the Registration Statement or described in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(u)           Independent Accountants. (i) Deloitte & Touche LLP, who have certified certain financial statements of the Company and its subsidiaries, is an independent registered public accounting firm with respect to the Company and its subsidiaries within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the Securities Act and (ii) Calvetti Ferguson, who have certified certain financial statements of Quadvest and its subsidiaries, is an independent registered public accounting firm with respect to Quadvest and its subsidiaries within the applicable rules and regulations adopted by the Commission and the American Institute of Certified Public Accountants and as required by the Securities Act.

(v)           Title to Real and Personal Property. The Company and its subsidiaries have good and marketable title in fee simple (in the case of real property) to, or have valid rights to lease or otherwise use, all items of real and personal property that are material to the business of the Company and its subsidiaries, in each case free and clear of all liens, encumbrances, claims and defects and imperfections of title except those that (i) do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries, or (ii) would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(w)           Intellectual Property. (i) The Company and its subsidiaries own or have the right to use all patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, domain names and other source indicators, copyrights and copyrightable works, know-how, trade secrets, systems, procedures, proprietary or confidential information and all other worldwide intellectual property, industrial property and proprietary rights (collectively, “Intellectual Property”) used in or held for use in the conduct of their respective businesses, except where the failure to own or have such rights would not, individually or in the aggregate, result in a Material Adverse Effect; (ii) the Company’s and its subsidiaries’ conduct of their business does not infringe, misappropriate or otherwise violate any Intellectual Property of any person, except where such infringement would not, individually or in the aggregate, result in a Material Adverse Effect; (iii) the Company and its subsidiaries have not received any written notice of any claim relating to Intellectual Property; and (iv) to the knowledge of the Company, the Intellectual Property of the Company and its subsidiaries is not being infringed, misappropriated or otherwise violated by any person.

(x)            No Undisclosed Relationships. No relationship, direct or indirect, exists between or among the Company or any of its subsidiaries, on the one hand, and the directors, officers, stockholders, customers, suppliers or other affiliates of the Company or any of its subsidiaries, on the other, that is required by the Securities Act to be described in each of the Registration Statement and the Prospectus and that is not so described in such documents and in the Pricing Disclosure Package.

(y)            Investment Company Act. The Company is not and, after giving effect to the offering and sale of the Offered Shares and the application of the net proceeds thereof, including the proceeds, if any, upon settlement of the Forward Sale Agreements, and in connection with (i) the issuance, sale and delivery of any Company Shares pursuant to Section 2(a) hereof and (ii) the issuance, sale and delivery of shares of Stock upon settlement of the Forward Sale Agreements, as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, will not be required to register as an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Investment Company Act”).

(z)            Taxes. The Company and its subsidiaries have filed all federal, state, local and foreign tax returns required to be filed through the date of this Agreement or have requested extensions thereof and have paid all taxes due, except (i) (with respect to payments) as currently being contested in good faith and for which reserves required by GAAP have been created in the financial statements of the Company or (ii) where the failure to so file or pay would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect; and other than tax deficiencies which the Company or any of its subsidiaries is contesting in good faith and for which the Company or any of its subsidiaries has provided adequate reserves, or as otherwise disclosed in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus, there is no tax deficiency that has been asserted in writing against the Company or any of its subsidiaries or any of their respective properties or assets that would reasonably be expected to have a Material Adverse Effect.

(aa)         Licenses and Permits. The Company and its subsidiaries possess all licenses, sub-licenses, certificates, permits and other authorizations issued by, and have made all declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory authorities that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as described in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus, except where the failure to possess or make the same would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect; and except as described in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus, neither the Company nor any of its subsidiaries has received notice of any revocation or modification of any such license, sub-license, certificate, permit or authorization or has any reason to believe that any such license, sub-license, certificate, permit or authorization will not be renewed in the ordinary course, which revocation, modification or non-renewal would be reasonably expected to have a Material Adverse Effect.

(bb)         No Labor Disputes. No labor disturbance by or dispute with employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is contemplated or threatened, and the Company is not aware of any existing or imminent labor disturbance by, or dispute with, the employees of any of its or its subsidiaries’ principal suppliers or contractors, except as would not have a Material Adverse Effect. Neither the Company nor any of its subsidiaries has received any notice of cancellation or termination with respect to any collective bargaining agreement to which it is a party.

(cc)         Certain Environmental Matters. (i) The Company and its subsidiaries (x) are in compliance with all, and have not violated any, applicable federal, state, local and foreign laws (including common law), rules, regulations, requirements, decisions, judgments, decrees, orders and other legally enforceable requirements relating to pollution, hazardous or toxic substances or wastes, pollutants or contaminants, or the protection of the environment, natural resources or human health or safety (collectively, “Environmental Laws”); (y) have received and are in compliance with all, and have not violated any, permits, licenses, certificates or other authorizations or approvals required of them under any Environmental Laws to conduct their respective businesses; and (z) have not received notice of any actual or potential liability or obligation under or relating to, or any actual or potential violation of, any Environmental Laws, including for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, and have no knowledge of any event or condition that would reasonably be expected to result in any such notice, and (ii) there are no costs or liabilities associated with Environmental Laws of or relating to the Company or its subsidiaries, except in the case of each of (i) and (ii) above, for any such matter as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and (iii) except as described in each of the Pricing Disclosure Package and the Prospectus, (x) there is no proceeding that is pending, or that is known to be contemplated, against the Company or any of its subsidiaries under any Environmental Laws in which a governmental entity is also a party, other than such proceeding regarding which it is reasonably believed no monetary sanctions of $300,000 or more will be imposed, (y) the Company and its subsidiaries are not aware of any facts or issues regarding compliance with Environmental Laws, or liabilities or other obligations under Environmental Laws or concerning hazardous or toxic substances or wastes, pollutants or contaminants that could reasonably be expected to have a material effect on the capital expenditures, earnings or competitive position of the Company and its subsidiaries, and (z) none of the Company or its subsidiaries anticipates material capital expenditures relating to any Environmental Laws.

(dd)         Compliance with ERISA. (i) Each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), for which the Company or any member of its “Controlled Group” (defined as any entity, whether or not incorporated, that is under common control with the Company within the meaning of Section 4001(a)(14) of ERISA or any entity that would be regarded as a single employer with the Company under Section 414(b),(c),(m) or (o) of the Internal Revenue Code of 1986, as amended (the “Code”)) would have any liability (each, a “Plan”) has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Code; (ii) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan, excluding transactions effected pursuant to a statutory or administrative exemption; (iii) for each Plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, no Plan has failed (whether or not waived), or is reasonably expected to fail, to satisfy the minimum funding standards (within the meaning of Section 302 of ERISA or Section 412 of the Code) applicable to such Plan; (iv) no Plan is, or is reasonably expected to be, in “at risk status” (within the meaning of Section 303(i) of ERISA) and no Plan that is a “multiemployer plan” within the meaning of Section 4001(a)(3) of ERISA is in “endangered status” or “critical status” (within the meaning of Sections 304 and 305 of ERISA) (v) the fair market value of the assets of each Plan exceeds the present value of all benefits accrued under such Plan (determined based on those assumptions used to fund such Plan); (vi) no “reportable event” (within the meaning of Section 4043(c) of ERISA and the regulations promulgated thereunder) has occurred; (vii) each Plan that is intended to be qualified under Section 401(a) of the Code is so qualified, and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification; (viii) neither the Company nor any member of the Controlled Group has incurred, nor reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the Pension Benefit Guaranty Corporation, in the ordinary course and without default) in respect of a Plan (including a “multiemployer plan” within the meaning of Section 4001(a)(3) of ERISA); and (ix) none of the following events has occurred or is reasonably likely to occur: (A) a material increase in the aggregate amount of contributions required to be made to all Plans by the Company or its Controlled Group affiliates in the current fiscal year of the Company and its Controlled Group affiliates compared to the amount of such contributions made in the Company’s and its Controlled Group affiliates’ most recently completed fiscal year; or (B) a material increase in the Company and its subsidiaries’ “accumulated post-retirement benefit obligations” (within the meaning of Accounting Standards Codification Topic 715-60) compared to the amount of such obligations in the Company and its subsidiaries’ most recently completed fiscal year, except in each case with respect to the events or conditions set forth in (i) through (ix) hereof, as would not, individually or in the aggregate, have a Material Adverse Effect.

(ee)         Disclosure Controls. The Company and its subsidiaries maintain an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that complies with the requirements of the Exchange Act and that has been designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure. The Company and its subsidiaries have carried out evaluations of the effectiveness of their disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act.

(ff)           Accounting Controls. The Company and its subsidiaries maintain systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that comply with the requirements of the Exchange Act and have been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP. The Company and its subsidiaries maintain internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Based on the Company’s most recent evaluation of its internal controls over financial reporting pursuant to Rule 13a-15(c) of the Exchange Act, except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there are no material weaknesses in the Company’s internal controls. The Company’s auditors and the Audit Committee of the Board of Directors of the Company have been advised of: (i) all significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting which have adversely affected or are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information; and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting.

(gg)         eXtensible Business Reporting Language. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(hh)         Insurance. The Company and its subsidiaries have insurance covering their respective properties, operations, personnel and businesses, including business interruption insurance, which insurance is in amounts and insures against such losses and risks as are adequate to protect their respective businesses; and neither the Company nor any of its subsidiaries has (i) received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance or (ii) any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business.

(ii)           Cybersecurity; Data Protection. The Company and its subsidiaries’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) are adequate for, and operate and perform in all material respects as required in connection with the operation of the business of the Company and its subsidiaries as currently conducted, and, to the Company’s knowledge, are free and clear of all material bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants. The Company and its subsidiaries have implemented and maintained commercially reasonable controls, policies, procedures, and safeguards to maintain and protect their material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and data (including all personal, personally identifiable, sensitive, confidential or regulated data (“Personal Data”)) used in connection with their businesses, and, to the Company’s knowledge, there have been no breaches, violations, outages or unauthorized uses of or accesses to same, except for those that have been remedied without material cost or liability or the duty to notify any other person, nor any incidents under internal review or investigations relating to the same. The Company and its subsidiaries are presently in material compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Personal Data and to the protection of such IT Systems and Personal Data from unauthorized use, access, misappropriation or modification. To the Company’s knowledge, the Company and its subsidiaries have taken all necessary actions, to the extent required to have been taken as of the date hereof, to prepare to comply with all other applicable laws and regulations with respect to Personal Data that have been announced as of the date hereof as becoming effective within 12 months after the date hereof, and for which any non-compliance with same would be reasonably likely to create a material liability.

(jj)           No Unlawful Payments. Neither the Company nor any of its subsidiaries, nor any director or officer of the Company or any of its subsidiaries nor, to the knowledge of the Company, any employee, agent, affiliate or other person associated with or acting on behalf of the Company or any of its subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom or any other applicable anti-bribery or anti-corruption law; or (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit. The Company and its subsidiaries have instituted, maintain and enforce, and will continue to maintain and enforce policies and procedures designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws.

(kk)         Compliance with Anti-Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of all jurisdictions where the Company or any of its subsidiaries conducts business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(ll)           No Conflicts with Sanctions Laws. Neither the Company nor any of its subsidiaries, directors or officers, nor, to the knowledge of the Company, any employee, agent, affiliate or other person associated with or acting on behalf of the Company or any of its subsidiaries is currently the target of any sanctions administered or enforced by the U.S. government, (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”) or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council (“UNSC”), the European Union, His Majesty’s Treasury (“HMT”) or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company or any of its subsidiaries located, organized or resident in a country or territory that is the target of Sanctions, including, without limitation, Crimea and the non-government controlled areas of the Zaporizhzhia and Kherson Regions of Ukraine, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, Cuba, Iran and North Korea (each, a “Sanctioned Country”); and the Company will not directly or indirectly use the proceeds of the offering of the Offered Shares hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is the subject or target of Sanctions, (ii) to fund or facilitate any activities of or business in any Sanctioned Country or (iii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as agent, underwriter, advisor, investor or otherwise) of Sanctions. For the past five years, the Company and its subsidiaries have not knowingly engaged in and are not now knowingly engaged in any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country.

(mm)        No Restrictions on Subsidiaries. Except as disclosed in the Registration Statement, Pricing Disclosure Package and the Prospectus or otherwise would not have a Material Adverse Effect, no subsidiary of the Company is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject (other than the Company’s and its subsidiaries’ existing debt agreements), from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock or similar ownership interest, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s properties or assets to the Company or any other subsidiary of the Company.

(nn)         No Broker’s Fees. Neither the Company nor any of its subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against any of them or any Underwriter, Forward Seller or Forward Purchaser for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Offered Shares.

(oo)          No Registration Rights. No person has the right to require the Company or any of its subsidiaries to register any securities for sale under the Securities Act by reason of the filing of the Registration Statement with the Commission or the offering, issuance and sale of the Offered Shares.

(pp)         No Stabilization. Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any of their affiliates has taken or will take, directly or indirectly, any action designed to or that would reasonably be expected to cause or result in any stabilization or manipulation of the price of the Offered Shares.

(qq)         Forward-Looking Statements. No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) included or incorporated by reference in any of the Registration Statement, the Pricing Disclosure Package or the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(rr)           Statistical and Market Data. Nothing has come to the attention of the Company that has caused the Company to believe that the statistical and market-related data included or incorporated by reference in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus is not based on or derived from sources that are reliable and accurate in all material respects.

(ss)         Sarbanes-Oxley Act. There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply in any material respect with any provision of the Sarbanes-Oxley Act of 2002, as amended and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications.

(tt)           Status under the Securities Act. At the time of filing the Registration Statement and the most recent post-effective amendment thereto, at the earliest time thereafter that the Company or any offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the Offered Shares and at the date hereof, the Company was not and is not an “ineligible issuer,” and is a well-known seasoned issuer, in each case as defined in Rule 405 under the Securities Act.

4.             Further Agreements of the Company. The Company covenants and agrees with each Underwriter, each Forward Purchaser and each Forward Seller that:

(a)            Required Filings. The Company will file the final Prospectus with the Commission within the time periods specified by Rule 424(b) and Rule 430A, 430B or 430C under the Securities Act, will file any Issuer Free Writing Prospectus to the extent required by Rule 433 under the Securities Act; and the Company will file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Offered Shares; and the Company will furnish copies of the Prospectus and each Issuer Free Writing Prospectus (to the extent not previously delivered) to the Underwriters in New York City prior to 5:00 P.M., New York City time, on the business day next succeeding the date of this Agreement in such quantities as the Representatives, Forward Purchasers or Forward Sellers may reasonably request. The Company will pay the registration fee for this offering within the time period required by Rule 456(b)(1) under the Securities Act (without giving effect to the proviso therein) and in any event prior to the Closing Date.

(b)            Delivery of Copies. Upon request, the Company will deliver, without charge, (i) to the Representatives, Forward Purchasers and Forward Sellers, two copies of the Registration Statement as originally filed and each amendment thereto, in each case including all exhibits and consents filed therewith; and (ii) to each Underwriter (A) a conformed copy of the Registration Statement as originally filed and each amendment thereto (without exhibits) and (B) during the Prospectus Delivery Period (as defined below), as many copies of the Prospectus (including all amendments and supplements thereto and each Issuer Free Writing Prospectus) as the Representatives may reasonably request, in each case, other than a document incorporated by reference in the Registration Statement (except for any Current Reports on Form 8-K filed in connection with the offering of the Offered Shares). As used herein, the term “Prospectus Delivery Period” means such period of time after the first date of the public offering of the Offered Shares as in the opinion of counsel for the Underwriters, Forward Sellers or Forward Purchasers a prospectus relating to the Offered Shares is required by law to be delivered (or required to be delivered but for Rule 172 under the Securities Act) in connection with sales of the Offered Shares by any Underwriter or dealer.

(c)            Amendments or Supplements, Issuer Free Writing Prospectuses. Before making, preparing, using, authorizing, approving, referring to or filing any Issuer Free Writing Prospectus, and before filing any amendment or supplement to the Registration Statement, the Pricing Disclosure Package or the Prospectus, in each case during the Prospectus Delivery Period, the Company will furnish to the Representatives, Forward Purchasers and Forward Sellers and counsel for the Underwriters, Forward Purchasers and Forward Sellers a copy of the proposed Issuer Free Writing Prospectus, amendment or supplement for review and will not make, prepare, use, authorize, approve, refer to or file any such Issuer Free Writing Prospectus or file any such proposed amendment or supplement to which the Representatives, Forward Purchasers or Forward Sellers reasonably object.

(d)            Notice to the Representatives, Forward Purchasers and Forward Sellers. The Company will advise the Representatives, Forward Purchasers and Forward Sellers promptly, and confirm such advice in writing, during the Prospectus Delivery Period, (i) when any amendment to the Registration Statement has been filed or becomes effective; (ii) when any supplement to the Pricing Disclosure Package, the Prospectus, or any Issuer Free Writing Prospectus or any amendment to the Prospectus has been filed or distributed; (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or the receipt of any comments from the Commission relating to the Registration Statement or any other request by the Commission for any additional information; (iv) of the issuance by the Commission or any other governmental or regulatory authority of any order suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Preliminary Prospectus, any of the Pricing Disclosure Package or the Prospectus or the initiation or threatening of any proceeding for that purpose or pursuant to Section 8A of the Securities Act; (v) of the occurrence of any event or development within the Prospectus Delivery Period as a result of which the Prospectus, any of the Pricing Disclosure Package or any Issuer Free Writing Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus, the Pricing Disclosure Package or any such Issuer Free Writing Prospectus is delivered to a purchaser, not misleading; (vi) of the receipt by the Company of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act; and (vii) of the receipt by the Company of any notice with respect to any suspension of the qualification of the Offered Shares for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and the Company will use its reasonable best efforts to prevent the issuance of any such order suspending the effectiveness of the Registration Statement, preventing or suspending the use of any Preliminary Prospectus, any of the Pricing Disclosure Package or the Prospectus or suspending any such qualification of the Offered Shares and, if any such order is issued, will obtain as soon as possible the withdrawal thereof.

(e)            Ongoing Compliance. (1) If during the Prospectus Delivery Period (i) any event or development shall occur or condition shall exist as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Prospectus to comply with law, the Company will promptly notify the Representatives, Forward Purchasers and Forward Sellers thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission and furnish to the Representatives, Forward Purchasers and Forward Sellers and to such dealers as the Representatives, Forward Purchasers and Forward Sellers may designate such amendments or supplements to the Prospectus (or any document to be filed with the Commission and incorporated by reference therein) as may be necessary so that the statements in the Prospectus as so amended or supplemented (or any document to be filed with the Commission and incorporated by reference therein) will not, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with law and (2) if at any time prior to the Closing Date (i) any event or development shall occur or condition shall exist as a result of which the Pricing Disclosure Package as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Pricing Disclosure Package is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Pricing Disclosure Package to comply with law, the Company will promptly notify the Representatives, Forward Purchasers and Forward Sellers thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission (to the extent required) and furnish to the Representatives and to such dealers as the Representatives may designate such amendments or supplements to the Pricing Disclosure Package (or any document to be filed with the Commission and incorporated by reference therein) as may be necessary so that the statements in the Pricing Disclosure Package as so amended or supplemented will not, in the light of the circumstances existing when the Pricing Disclosure Package is delivered to a purchaser, be misleading or so that the Pricing Disclosure Package will comply with law.

(f)            Blue Sky Compliance. The Company will qualify the Offered Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representatives, Forward Purchasers and Forward Sellers shall reasonably request and will continue such qualifications in effect so long as required for distribution of the Offered Shares; provided that the Company shall not be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject.

(g)            Earning Statement. The Company will make generally available to its security holders and the Representatives as soon as practicable an earning statement that satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 of the Commission promulgated thereunder covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the “effective date” (as defined in Rule 158) of the Registration Statement.

(h)            Clear Market. For a period of 60 days after the date of the Prospectus, the Company will not (i) offer, pledge, lend, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, or file with, or submit to, the Commission a registration statement under the Securities Act relating to, any shares of Stock or any securities convertible into or exercisable or exchangeable for Stock, or publicly disclose the intention to make any offer, sale, pledge, disposition, submission or filing, or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Stock or any such other securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Stock or such other securities, in cash or otherwise, without the prior written consent of J.P. Morgan Securities LLC, other than (A) the Offered Shares to be sold hereunder, (B) the issuance of shares of Stock under the Amended and Restated Deferred Restricted Stock Program, (C) the issuance of shares of Stock under the 2023 Employee Stock Purchase Plan, (D) the issuance and withholding of shares of Stock in connection with restricted stock units or deferred restricted stock units outstanding on the date hereof, (E) the grant of purchase rights under the 2023 Employee Stock Purchase Plan and awards under equity plans of the Company, including the Company’s Long-Term Incentive Plan, which plans are described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, (F) the issuance and sale of the shares of Stock (if any) to be issued to the Forward Purchasers pursuant to the Forward Sale Agreements, whether pursuant to Physical Settlement, Net Share Settlement or the provisions of “Acceleration Events” (as such terms are defined in the Forward Sale Agreements) or otherwise and (G) the issuance of, or entry into an agreement to issue, up to 10% of the outstanding shares of Stock or any Related Securities (as defined below) in connection with one or more mergers, acquisitions of securities, businesses, property or other assets or products, joint ventures, commercial relationships or other strategic corporate transactions or alliances; provided that, in the case of this clause (h)(G), the transferee of such Stock or any Related Securities agrees to be bound in writing to the restrictions set forth in this Section 4(h). For purposes of the foregoing, “Related Securities” shall mean any options or warrants or other rights to acquire Stock or any securities exchangeable or exercisable for or convertible into Stock, or to acquire other securities or rights ultimately exchangeable or exercisable for, or convertible into, Stock.

(i)            Use of Proceeds. The Company will apply the net proceeds from the sale of the Offered Shares as described in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus under the heading “Use of proceeds.”

(j)            No Stabilization. Neither the Company nor its subsidiaries or affiliates will take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Stock.

(k)            Exchange Listing. The Company will use its reasonable best efforts to list, subject to notice of issuance, the Offered Shares on the Nasdaq Global Select Market (the “Exchange”).

(l)            Reports. So long as the Offered Shares are outstanding, the Company will furnish to the Representatives, as soon as they are available, copies of all reports or other communications (financial or other) furnished to holders of the Offered Shares, and copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange or automatic quotation system; provided the Company will be deemed to have furnished such reports and financial statements to the Representatives to the extent they are filed on the Commission’s Electronic Data Gathering, Analysis, and Retrieval system.

(m)            Record Retention. The Company will, pursuant to reasonable procedures developed in good faith, retain copies of each Issuer Free Writing Prospectus that is not filed with the Commission in accordance with Rule 433 under the Securities Act.

(n)            Shelf Renewal. If immediately prior to the third anniversary (the “Renewal Deadline”) of the initial effective date of the Registration Statement, any of the Offered Shares remain unsold by the Underwriters, the Company will, prior to the Renewal Deadline, file, if it has not already done so and is eligible to do so, a new automatic shelf registration statement relating to the Offered Shares, in a form reasonably satisfactory to the Representatives. If the Company is not eligible to file an automatic shelf registration statement, the Company will, prior to the Renewal Deadline, if it has not already done so, file a new shelf registration statement relating to the Offered Shares, in a form reasonably satisfactory to the Representatives, and will use its best efforts to cause such registration statement to be declared effective within 180 days after the Renewal Deadline. The Company will take all other action necessary or appropriate to permit the issuance and sale of the Offered Shares to continue as contemplated in the expired registration statement relating to the Offered Shares. References herein to the Registration Statement shall include such new automatic shelf registration statement or such new shelf registration statement, as the case may be.

5.             Certain Agreements of the Underwriters. Each Underwriter hereby represents and agrees that:

(a)            It has not and will not use, authorize use of, refer to or participate in the planning for use of, any “free writing prospectus,” as defined in Rule 405 under the Securities Act (which term includes use of any written information furnished to the Commission by the Company and not incorporated by reference into the Registration Statement and any press release issued by the Company) other than (i) a free writing prospectus that contains no “issuer information” (as defined in Rule 433(h)(2) under the Securities Act) that was not included (including through incorporation by reference) in the Preliminary Prospectus or a previously filed Issuer Free Writing Prospectus, (ii) any Issuer Free Writing Prospectus listed on Annex A or prepared pursuant to Section 3(c) or Section 4(c) above (including any electronic road show), or (iii) any free writing prospectus prepared by such Underwriter and approved by the Company in advance in writing (each such free writing prospectus referred to in clauses (i) or (iii), an “Underwriter Free Writing Prospectus”).

(b)            It has not and will not, without the prior written consent of the Company, use any free writing prospectus that contains the final terms of the Offered Shares unless such terms have previously been included in a free writing prospectus filed with the Commission.

(c)            It is not subject to any pending proceeding under Section 8A of the Securities Act with respect to the offering (and will promptly notify the Company if any such proceeding against it is initiated during the Prospectus Delivery Period).

6.             Certain Agreements of the Forward Sellers. Each Forward Seller, severally and not jointly, represents and warrants to, and agrees with, each of the Underwriters and the Company, as of the Closing Date:

(a)            This Agreement has been duly authorized, executed and delivered by such Forward Seller and, at the relevant Closing Date, such Forward Seller will have full right, power and authority to sell, transfer and deliver the Borrowed Shares that such Forward Seller is required to sell, transfer and deliver hereunder to the extent it is required to do so.

(b)            The Forward Sale Agreement to which it (in its capacity as a Forward Purchaser) or its affiliated Forward Purchaser, as applicable, is party has been duly authorized, executed and delivered by such Forward Purchaser, and assuming due authorization, execution and delivery of either thereof, as the case may be, by the Company, will constitute a valid and binding agreement of such Forward Purchaser, enforceable against it in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, receivership, liquidation, fraudulent conveyance, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(c)            Such Forward Seller, at the relevant Closing Date, will have the free and unqualified right to transfer the Borrowed Shares that it is required to deliver to the extent that it is required to transfer the Borrowed Shares, free and clear of any security interest, mortgage, pledge, lien, encumbrance, restriction on voting or transfer or any other claim of any third party; and upon delivery of such Borrowed Shares and payment of the purchase price therefor, as herein contemplated, assuming the applicable Underwriter has no notice of any adverse claim, such Underwriter will have the free and unqualified right to transfer any such Borrowed Shares purchased by it from such Forward Seller, free and clear of any security interest, mortgage, pledge, lien, encumbrance, restriction on voting or transfer or any other claim of any third party.

7.              Conditions of Underwriters’ and Forward Sellers’ Obligations. The obligation of each Underwriter and Forward Seller to purchase and sell the Underwritten Shares on the Closing Date or the Option Shares on the Additional Closing Date, as the case may be, as provided herein is subject to the performance by the Company of its covenants and other obligations hereunder and to the following additional conditions:

(a)            Registration Compliance; No Stop Order. No order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose pursuant to Rule 401(g)(2) or pursuant to Section 8A under the Securities Act shall be pending before or threatened by the Commission; the Prospectus and each Issuer Free Writing Prospectus shall have been timely filed with the Commission under the Securities Act (in the case of an Issuer Free Writing Prospectus, to the extent required by Rule 433 under the Securities Act) and in accordance with Section 4(a) hereof; and all requests by the Commission for additional information shall have been complied with to the reasonable satisfaction of the Representatives.

(b)            Representations and Warranties. The representations and warranties of the Company contained herein shall be true and correct on the date hereof and on and as of the Closing Date or the Additional Closing Date, as the case may be; and the statements of the Company and its officers made in any certificates delivered pursuant to this Agreement shall be true and correct on and as of the Closing Date or the Additional Closing Date, as the case may be.

(c)            No Downgrade. Subsequent to the earlier of (A) the Applicable Time and (B) the execution and delivery of this Agreement, (i) no downgrading shall have occurred in the rating accorded any debt securities, convertible securities or preferred stock issued, or guaranteed by, the Company or any of its subsidiaries by any “nationally recognized statistical rating organization,” as such term is defined under Section 3(a)(62) under the Exchange Act and (ii) no such organization shall have publicly announced that it has under surveillance or review, or has changed its outlook with respect to, its rating of any such debt securities or preferred stock issued or guaranteed by the Company or any of its subsidiaries (other than an announcement with positive implications of a possible upgrading).

(d)            No Material Adverse Change. No event or condition of a type described in Section 3(g) hereof shall have occurred or shall exist, which event or condition is not described in the Pricing Disclosure Package (excluding any amendment or supplement thereto) and the Prospectus (excluding any amendment or supplement thereto) and the effect of which in the judgment of the Representatives, Forward Purchasers or Forward Sellers makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Offered Shares on the Closing Date or the Additional Closing Date, as the case may be, on the terms and in the manner contemplated by this Agreement, the Pricing Disclosure Package and the Prospectus.

(e)            Officers’ Certificate. The Representatives, Forward Purchasers and Forward Sellers shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be, a certificate of the chief financial officer or chief accounting officer of the Company and one additional senior executive officer of the Company who is reasonably satisfactory to the Representatives, Forward Purchasers and Forward Sellers (i) confirming that such officers have carefully reviewed the Registration Statement, the Pricing Disclosure Package and the Prospectus and to the knowledge of such officers, the representations set forth in Sections 3(b) and 3(d) hereof are true and correct, (ii) confirming that the other representations and warranties of the Company in this Agreement are true and correct; provided that the representations and warranties of the Company related to Quadvest are true and correct to the knowledge of the officers, and that the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date or the Additional Closing Date, as the case may be, and (iii) to the effect set forth in paragraphs (a), (c) and (d) above.

(f)            Comfort Letters. On the date of this Agreement and on the Closing Date or the Additional Closing Date, as the case may be, each of Deloitte & Touche LLP and Calvetti Ferguson shall have furnished to the Representatives, Forward Sellers and JPMorgan Chase Bank, National Association, New York Branch, in its capacity as a forward purchaser, at the request of the Company, letters, dated the respective dates of delivery thereof and addressed to the Underwriters, Forward Sellers and JPMorgan Chase Bank, National Association, New York Branch, in its capacity as forward purchaser, in form and substance reasonably satisfactory to the Representatives, Forward Purchasers or Forward Sellers, as applicable, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained or incorporated by reference in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus; provided, that the letter delivered on the Closing Date or the Additional Closing Date, as the case may be, shall use a “cut-off” date no more than two business days prior to such Closing Date or such Additional Closing Date, as the case may be.

(g)            Opinion and 10b-5 Statement of Counsel for the Company. Sullivan & Cromwell LLP, counsel for the Company, shall have furnished to the Representatives, Forward Sellers and Forward Purchasers at the request of the Company, their written opinion and disclosure letter, dated the Closing Date or the Additional Closing Date, as the case may be, and addressed to the Underwriters, Forward Sellers and Forward Purchasers, as applicable, in form and substance reasonably satisfactory to the Representatives, Forward Sellers and Forward Purchasers.

(h)            Opinion of Regulatory Counsel for the Company. Each of (1) Day Pitney LLP, Connecticut regulatory counsel for the Company, (2) Nossaman LLP, California regulatory counsel for the Company and (3) Spencer Fane LLP, Texas regulatory counsel for the Company, shall have furnished to the Representatives, Forward Sellers and Forward Purchasers at the request of the Company, their written opinions, dated the Closing Date or the Additional Closing Date, as the case may be, and addressed to the Underwriters, Forward Sellers and Forward Purchasers, as applicable, in form and substance reasonably satisfactory to the Representatives, Forward Sellers and Forward Purchasers.

(i)             Opinion and 10b-5 Statement of Counsel for the Underwriters. The Representatives, Forward Sellers and Forward Purchasers shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be, an opinion and 10b-5 statement, addressed to the Underwriters, Forward Sellers and Forward Purchasers of Simpson Thacher & Bartlett LLP, counsel for the Underwriters, Forward Sellers and Forward Purchasers with respect to such matters as the Representatives, Forward Sellers and Forward Purchasers may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

(j)             No Legal Impediment to Issuance and Sale. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date or the Additional Closing Date, as the case may be, prevent the issuance or sale of the Offered Shares; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date or the Additional Closing Date, as the case may be, prevent the issuance or sale of the Offered Shares.

(k)            Good Standing. The Representatives shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be, satisfactory evidence of the good standing of the Company in the State of Delaware, in each case in writing or any standard form of telecommunication from the appropriate governmental authorities of such jurisdictions.

(l)             Exchange Listing. The Offered Shares to be delivered on the Closing Date or the Additional Closing Date, as the case may be, shall have been approved for listing on the Exchange, subject to official notice of issuance.

(m)            Lock-up Agreements. The “lock-up” agreements, each substantially in the form of Exhibit A hereto, between you and certain officers and directors of the Company listed on Schedule 2 hereto relating to sales and certain other dispositions of shares of Stock or certain other securities, delivered to you on or before the date hereof, shall be in full force and effect on the Closing Date or the Additional Closing Date, as the case may be.

(n)            Additional Documents. On or prior to the Closing Date or the Additional Closing Date, as the case may be, the Company shall have furnished to the Representatives, Forward Purchasers and Forward Sellers such further certificates and documents as the Representatives, Forward Purchasers and Forward Sellers, as applicable, may reasonably request.

All opinions, letters, certificates and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters, Forward Purchasers and Forward Sellers.

8.              Indemnification and Contribution.

(a)            Indemnification of the Underwriters. The Company agrees to indemnify and hold harmless each Underwriter, each Forward Purchaser and each Forward Seller, their respective affiliates, directors and officers and each person, if any, who controls such Underwriter, Forward Purchaser or Forward Seller within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, that arise out of, or are based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto), any Preliminary Prospectus, any Issuer Free Writing Prospectus, any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Securities Act, any road show as defined in Rule 433(h) under the Securities Act (a “road show”) or any Pricing Disclosure Package (including any Pricing Disclosure Package that has subsequently been amended), or caused by any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information furnished to the Company in writing by such Underwriter through the Representatives expressly for use therein, it being understood and agreed that the only such information consists of the information described as such in subsection (b) below.

(b)            Indemnification of the Company. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information furnished to the Company in writing by such Underwriter through the Representatives expressly for use in the Registration Statement, the Prospectus (or any amendment or supplement thereto), any Preliminary Prospectus, any Issuer Free Writing Prospectus, any road show or any Pricing Disclosure Package (including any Pricing Disclosure Package that has subsequently been amended), it being understood and agreed upon that the only such information consists of the following information in the Prospectus furnished on behalf of each Underwriter: the concession and reallowance figures appearing in the fifth paragraph under the caption “Underwriting” and the information contained in the first, second and third paragraphs under the caption “Underwriting—Underwriter Activities.”

(c)            Notice and Procedures. If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to the preceding paragraphs of this Section 8, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under the preceding paragraphs of this Section 8 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under the preceding paragraphs of this Section 8. If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person (who shall not, without the consent of the Indemnified Person, be counsel to the Indemnifying Person) to represent the Indemnified Person and any others entitled to indemnification pursuant to this Section that the Indemnifying Person may designate in such proceeding and shall pay the fees and expenses in such proceeding and shall pay the fees and expenses of such counsel related to such proceeding, as incurred. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be paid or reimbursed as they are incurred. Any such separate firm for any Underwriter, Forward Seller, Forward Purchaser, their respective affiliates, directors and officers and any control persons of such Underwriter, Forward Seller, or Forward Purchaser shall be designated in writing by J.P. Morgan Securities LLC, the Forward Sellers and the Forward Purchasers, as applicable, and any such separate firm for the Company, its directors, its officers who signed the Registration Statement and any control persons of the Company shall be designated in writing by the Company. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement. No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

(d)           Contribution. If the indemnification provided for in paragraphs (a) or (b) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriters, Forward Purchasers or Forward Sellers, as applicable, on the other, from the offering of the Offered Shares or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company, on the one hand, and the Underwriters, Forward Purchasers or Forward Sellers, as applicable, on the other, in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Underwriters, Forward Purchasers or Forward Sellers, as applicable, on the other, shall be deemed to be in the same respective proportions as (x) in the case of the Company, the net proceeds (before deducting expenses and assuming full physical settlement of any Forward Sale Agreement on the Effective Date) received by the Company from the sale of the Offered Shares (y) in the case of the Underwriters, total underwriting discounts and commissions received by the Underwriters in connection therewith, in each case as set forth in the table on the cover of the Prospectus, and (z) in the case of the Forward Sellers and the Forward Purchasers, the aggregate “Spread” received by the relevant Forward Purchaser under the applicable Forward Sale Agreement, net of any costs associated therewith, as reasonably determined by the relevant Forward Purchaser, bear to the aggregate offering price of the Offered Shares, as set forth on such cover, plus such aggregate Spread (net of such costs). The relative fault of the Company, on the one hand, and the Underwriters, Forward Purchasers or Forward Sellers, as applicable, on the other, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters, Forward Purchasers or Forward Sellers, as applicable, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e)            Limitation on Liability. The Company and the Underwriters, Forward Purchasers or Forward Sellers, as applicable, agree that it would not be just and equitable if contribution pursuant to paragraph (d) above were determined by pro rata allocation (even if the Underwriters, Forward Purchasers or Forward Sellers, as applicable, were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Person in connection with any such action or claim. Notwithstanding the provisions of paragraph (d) and this paragraph (e), in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the offering of the Offered Shares exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission, and in no event shall any Forward Seller and/or Forward Purchaser be required to contribute any amount in excess of the aggregate Spread (as defined in the Forward Sale Agreements) under the relevant Forward Sale Agreement, net of any costs associated therewith, as reasonably determined by the relevant Forward Purchaser, as the case may be. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’, Forward Purchasers’ or Forward Sellers’, as applicable, obligations to contribute pursuant to paragraphs (d) and (e) are several in proportion to their respective purchase obligations hereunder and not joint.

(f)            Non-Exclusive Remedies. The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Person at law or in equity.

9.              Effectiveness of Agreement. This Agreement shall become effective as of the date first written above.

10.            Termination. This Agreement may be terminated in the absolute discretion of the Representatives, by notice to the Company, the Forward Purchasers and Forward Sellers if after the execution and delivery of this Agreement and on or prior to the Closing Date or, in the case of the Option Shares, prior to the Additional Closing Date (i) trading generally shall have been suspended or materially limited on or by any of the New York Stock Exchange or The Nasdaq Stock Market; (ii) trading of any securities issued or guaranteed by the Company shall have been suspended on any exchange or in any over-the-counter market; (iii) a general moratorium on commercial banking activities shall have been declared by federal or New York State authorities; or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis, either within or outside the United States, that, in the judgment of the Representatives, is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Offered Shares on the Closing Date or the Additional Closing Date, as the case may be, on the terms and in the manner contemplated by this Agreement, the Pricing Disclosure Package and the Prospectus.

11.            Defaulting Underwriter.

(a)            If, on the Closing Date or the Additional Closing Date, as the case may be, any Underwriter defaults on its obligation to purchase the Offered Shares that it has agreed to purchase hereunder on such date, the non-defaulting Underwriters may in their discretion arrange for the purchase of such Offered Shares by other persons satisfactory to the Company on the terms contained in this Agreement. If, within 36 hours after any such default by any Underwriter, the non-defaulting Underwriters do not arrange for the purchase of such Offered Shares, then the Company shall be entitled to a further period of 36 hours within which to procure other persons satisfactory to the non-defaulting Underwriters to purchase such Offered Shares on such terms. If other persons become obligated or agree to purchase the Offered Shares of a defaulting Underwriter, either the non-defaulting Underwriters or the Company may postpone the Closing Date or the Additional Closing Date, as the case may be, for up to five full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Underwriters may be necessary in the Registration Statement and the Prospectus or in any other document or arrangement, and the Company agrees to promptly prepare any amendment or supplement to the Registration Statement and the Prospectus that effects any such changes. As used in this Agreement, the term “Underwriter” includes, for all purposes of this Agreement unless the context otherwise requires, any person not listed in Schedule 1 hereto that, pursuant to this Section 11, purchases Offered Shares that a defaulting Underwriter agreed but failed to purchase.

(b)            If, after giving effect to any arrangements for the purchase of the Offered Shares of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company as provided in paragraph (a) above, the aggregate number of Offered Shares that remain unpurchased on the Closing Date or the Additional Closing Date, as the case may be, does not exceed one-eleventh of the aggregate number of Offered Shares to be purchased on such date, then the Company shall have the right to require each non-defaulting Underwriter to purchase the number of Offered Shares that such Underwriter agreed to purchase hereunder on such date plus such Underwriter’s pro rata share (based on the number of Offered Shares that such Underwriter agreed to purchase on such date) of the Offered Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made.

(c)            If, after giving effect to any arrangements for the purchase of the Offered Shares of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company as provided in paragraph (a) above, the aggregate number of Offered Shares that remain unpurchased on the Closing Date or the Additional Closing Date, as the case may be, exceeds one-eleventh of the aggregate amount of Offered Shares to be purchased on such date, or if the Company shall not exercise the right described in paragraph (b) above, then this Agreement or, with respect to any Additional Closing Date, the obligation of the Underwriters to purchase Offered Shares on the Additional Closing Date, as the case may be, shall terminate without liability on the part of the non-defaulting Underwriters. Any termination of this Agreement pursuant to this Section 11 shall be without liability on the part of the Company, except that the Company will continue to be liable for the payment of expenses as set forth in Section 12 hereof and except that the provisions of Section 8 hereof shall not terminate and shall remain in effect.

(d)            Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Company or any non-defaulting Underwriter for damages caused by its default.

12.            Payment of Expenses.

(a)            Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company will pay or cause to be paid all costs and expenses incident to the performance of its obligations hereunder, including without limitation, (i) the costs incident to the authorization, issuance, sale, preparation and delivery of the Offered Shares and any taxes payable in that connection; (ii) the costs incident to the preparation, printing and filing under the Securities Act of the Registration Statement, the Preliminary Prospectus, any Issuer Free Writing Prospectus, any Pricing Disclosure Package and the Prospectus (including all exhibits, amendments and supplements thereto) and the distribution thereof; (iii) the fees and expenses of the Company’s counsel and independent accountants; (iv) the fees and expenses incurred in connection with the registration or qualification and determination of eligibility for investment of the Offered Shares under the laws of such jurisdictions as the Representatives, Forward Purchasers or Forward Sellers may designate and the preparation, printing and distribution of a Blue Sky Memorandum (including the related fees and expenses of counsel for the Underwriters); (v) the cost of preparing stock certificates; (vi) the costs and charges of any transfer agent and any registrar; (vii) all expenses and application fees incurred in connection with any filing with, and clearance of the offering by, FINRA (including the related fees and expenses of counsel for the Underwriters, Forward Purchasers and Forward Sellers, it being understood that the fees and expenses of counsel for the Underwriters payable pursuant to clause (iv) and this clause (vii) shall not exceed $25,000 in the aggregate); (viii) all expenses incurred by the Company in connection with any “road show” presentation to potential investors; (ix) all expenses and application fees related to the listing of the Offered Shares on the Exchange and (x) all expenses and application fees related to the listing of the maximum number of shares of Stock deliverable to the Forward Purchasers pursuant to the Forward Sale Agreements, whether pursuant to Physical Settlement, pursuant to Net Share Settlement, as a result of an “Acceleration Event” (as such terms are defined in the Forward Sale Agreement) or otherwise, on the Exchange.

(b)            If (i) this Agreement is terminated pursuant to Section 10(i), Section 10(iii), Section 10(iv) or Section 11, the Underwriters, Forward Purchasers and Forward Sellers will pay their own out-of-pocket costs and expenses and (ii) (A) this Agreement is terminated pursuant to Section 10(ii) or (B) the Underwriters decline to purchase the Offered Shares for any reason permitted under this Agreement (other than pursuant to Section 10(i), Section 10(iii), Section 10(iv) or Section 11), the Company agrees to reimburse the Underwriters, Forward Purchasers and Forward Sellers for all out-of-pocket costs and expenses (including the fees and expenses of their counsel) reasonably incurred by the Underwriters, Forward Purchasers and Forward Sellers in connection with this Agreement and the offering contemplated hereby.

13.            Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and any controlling persons referred to herein, and the affiliates of each Underwriter, Forward Purchaser and Forward Seller referred to in Section 8 hereof. Nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein. No purchaser of Offered Shares from any Underwriter shall be deemed to be a successor merely by reason of such purchase.

14.            Survival. The respective indemnities, rights of contribution, representations, warranties and agreements of the Company and the Underwriters, Forward Sellers and Forward Purchasers contained in this Agreement or made by or on behalf of the Company or the Underwriters, Forward Sellers or Forward Purchasers pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Offered Shares and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of the Company or the Underwriters, Forward Sellers or Forward Purchasers or the directors, officers, controlling persons or affiliates referred to in Section 8 hereof.

15.            Certain Defined Terms. For purposes of this Agreement, (a) except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under the Securities Act; (b) the term “business day” means any day other than a day on which banks are permitted or required to be closed in New York City; and (c) the term “subsidiary” has the meaning set forth in Rule 405 under the Securities Act.

16.            Compliance with USA Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

17.            Top-Up Shares.

(a)            If in respect of the Forward Sale Agreements, (i) all the Forward Conditions are not satisfied on or prior to the Closing Date, and the relevant Forward Seller elects, pursuant to Section 2(c) hereof, not to deliver and sell to the Underwriters the Borrowed Shares otherwise deliverable by such Forward Seller, (ii) in any Forward Seller’s good faith and commercially reasonable judgment it (in its capacity as a Forward Purchaser) or its affiliated Forward Purchaser, as applicable, is unable to borrow and deliver for sale under this Agreement the number of shares of Stock equal to the number of Borrowed Shares deliverable by such Forward Seller hereunder or (iii) in any Forward Seller’s good faith and commercially reasonable judgment it (in its capacity as a Forward Purchaser) or its affiliated Forward Purchaser, as applicable, would incur a Stock Loan Fee (as defined under the relevant Forward Sale Agreement) of more than a rate equal to 25 basis points per annum to do so, then, in each case, the Company shall issue and sell to the several Underwriters, pursuant to Section 2(b)(ii), in whole but not in part, an aggregate number of shares of Stock equal to the number of Borrowed Shares that the Forward Seller does not so deliver and sell to the Underwriters. In connection with any such issuance and sale by the Company, the Company, the Forward Purchasers, the Forward Sellers or the Underwriters, as the case may be, shall have the right to postpone the relevant Closing Date for a period not exceeding two (2) Business Days in order to effect any required changes in any documents or arrangements. The shares of Stock sold by the Company to the Underwriters pursuant to this Section 17(a) in lieu of Borrowed Shares are referred to herein as the “Top-Up Shares”.

(b)            No Forward Seller or Forward Purchaser shall have any liability whatsoever for any Borrowed Shares underlying the Forward Sale Agreements that such Forward Seller does not deliver and sell to the Underwriters or any other party if all of the applicable Forward Conditions are not satisfied on or prior to the Closing Date, and such Forward Seller elects, pursuant to Section 2(c), not to deliver and sell to the Underwriters the Borrowed Shares otherwise deliverable by such Forward Seller, (ii) in any Forward Seller’s good faith, commercially reasonable judgment, it (in its capacity as a Forward Purchaser) or its affiliated Forward Purchaser is unable to borrow and deliver for sale under this Agreement the number of shares of Stock equal to the number of Borrowed Shares, deliverable by such Forward Seller hereunder or (iii) in any Forward Seller’s good faith, commercially reasonable judgment, it (in its capacity as a Forward Purchaser) or its affiliated Forward Purchaser would incur a Stock Loan Fee (as defined under the relevant Forward Sale Agreement) of more than a rate equal to 25 basis points per annum to do so.

18.            Miscellaneous.

(a)            Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of telecommunication. Notice to the Company shall be given at H2O America, 110 West Taylor Street, San Jose, California 95110 (email: willie.brown@h2o-america.com), Attention: Willie Brown, Vice President and General Counsel. Notices to the Underwriters shall be given to the Representatives c/o J.P. Morgan Securities LLC, 270 Park Avenue, New York, New York 10017 (fax: (212) 622-8358), Attention: Equity Syndicate Desk; and Wells Fargo Securities, LLC, 500 West 33rd Street, New York, New York 10001, Attention: Equity Syndicate Department (fax: (212) 214-5918). Notices to the Forward Sellers shall be directed to J.P. Morgan Securities LLC, 270 Park Avenue, New York, New York 10017, Attention: Equity Syndicate Desk; and Wells Fargo Securities, LLC, 500 West 33rd Street, New York, New York 10001, Attention: Equity Syndicate Department (fax: (212) 214-5918); notices to the Forward Purchasers shall be directed to JPMorgan Chase Bank, National Association, New York Branch, 270 Park Avenue, New York, New York 10017 Attention: Equity Syndicate Desk, Wells Fargo Bank, National Association, 500 West 33rd Street, New York, New York 10001 or email: CorporateDerivativeNotifications@wellsfargo.com (with such fax or other electronic communication to be confirmed by telephone at 212-214-6153).

(b)            Governing Law. This Agreement and any claim, controversy or dispute arising under or related to this Agreement shall be governed by and construed in accordance with the laws of the State of New York.

(c)            Submission to Jurisdiction. The Company hereby submits to the exclusive jurisdiction of the U.S. federal and New York state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. The Company waives any objection which it may now or hereafter have to the laying of venue of any such suit or proceeding in such courts. The Company agrees that final judgment in any such suit, action or proceeding brought in such court shall be conclusive and binding upon the Company and may be enforced in any court to the jurisdiction of which Company is subject by a suit upon such judgment.

(d)            Waiver of Jury Trial. Each of the parties hereto hereby waives any right to trial by jury in any suit or proceeding arising out of or relating to this Agreement.

(e)            Recognition of the U.S. Special Resolution Regimes.

(i) In the event that any Underwriter, Forward Purchaser or Forward Seller that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter, Forward Purchaser or Forward Seller of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(ii) In the event that any Underwriter, Forward Purchaser or Forward Seller that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter, Forward Purchaser or Forward Seller are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

As used in this Section 18(e):

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following:

(i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

(f)            Counterparts. This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument. The words “execution,” “signed,” “signature,” “delivery” and words of like import in or relating to this Agreement or any document to be signed in connection with this Agreement shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the Electronic Signatures in Global and National Commerce Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law (e.g., www.docusign.com)) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be legally valid, effective and enforceable for all purposes.

(g)           Amendments or Waivers. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

(h)           Headings. The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

[Remainder of page intentionally left blank]

If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

Very truly yours,

H2O AMERICA

By:	/s/ Ann P. Kelly
Name: Ann P. Kelly
Title: Chief Financial Officer and Treasurer

[Signature Page to Underwriting Agreement]

Accepted: As of the date first written above

J.P. MORGAN SECURITIES LLC
WELLS FARGO SECURITIES, LLC

For themselves and on behalf of the several Underwriters listed in Schedule 1 hereto.

J.P. MORGAN SECURITIES LLC

By:	/s/ Isabelle Trimble
	Name:	Isabelle Trimble
	Title:	Vice President

WELLS FARGO SECURITIES, LLC

By:	/s/ Michael Tiedemann
	Name:	Michael Tiedemann
	Title:	Managing Director

Accepted: As of the date first written above

J.P. MORGAN SECURITIES LLC
Acting in its capacity as Forward Seller

By:	/s/ Isabelle Trimble
	Name:	Isabelle Trimble
	Title:	Vice President

WELLS FARGO SECURITIES, LLC
Acting in its capacity as Forward Seller

By:	/s/ Michael Tiedemann
	Name:	Michael Tiedemann
	Title:	Managing Director

[Signature Page to Underwriting Agreement]

Accepted: As of the date first written above

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, NEW YORK BRANCH
Acting in its capacity as Forward Purchaser

By	/s/ Gaurav Maria
	Name:	Gaurav Maria
	Title:	Managing Director

WELLS FARGO BANK, NATIONAL ASSOCIATION
Acting in its capacity as Forward Purchaser

By	/s/ Kevin Brillhart
	Name:	Kevin Brillhart
	Title:	Managing Director

[Signature Page to Underwriting Agreement]

Schedule 1

Underwriter	Number of Company Underwritten Shares	Number of Borrowed Shares to be Purchased from J.P. Morgan Securities LLC	Number of Borrowed Shares to be Purchased from Wells Fargo Securities, LLC
J.P. Morgan Securities LLC	4,823,628	1,584,906	1,584,906
Wells Fargo Securities, LLC	2,296,966	754,718	754,718
BofA Securities, Inc.	1,062,346	349,057	349,057
RBC Capital Markets, LLC	1,062,346	349,057	349,057
TD Securities (USA) LLC	1,062,346	349,057	349,057
BTIG LLC	488,104	160,377	160,377
Citizens JMP Securities, LLC	229,696	75,471	75,471
Huntington Securities, Inc.	229,696	75,471	75,471
Seaport Global Securities LLC	229,696	75,471	75,471

Total	11,484,824	3,773,585	3,773,585

Schedule 2

Lock-up Parties

Directors and Officers
1. Andrew F. Walters 2. Ann Kelly
3. Carl Guardino
4. Mary Ann Hanley
5. Heather Hunt 6. Rebecca A. Klein
7. Denise L. Kruger
8. Gregory P. Landis
9. Daniel B. More
10. Carol P. Wallace
11. Bruce A. Hauk 12. Willie Brown
13. Kristen A. Johnson 14. Megan Mattern 15. Nick O. Rowe

Annex A

a. Pricing Disclosure Package

None

b. Pricing Information Provided Orally by Underwriters

Public offering price per Share: $53.00

Underwriters’ Purchase Price: $51.2775

Number of Underwritten Shares purchased by the Underwriters: 11,484,824

Number of Option Shares: 1,722,723

Exhibit A

FORM OF LOCK-UP AGREEMENT

FORM OF LOCK-UP AGREEMENT

March [●], 2026

J.P. Morgan Securities LLC

Wells Fargo Securities, LLC
As Representatives of the
several Underwriters listed
in Schedule 1 to each of the
Underwriting Agreements

c/o J.P. Morgan Securities LLC

270 Park Avenue

New York, New York 10017

c/o Wells Fargo Securities, LLC

500 West 33rd Street

New York, New York 10001

Re:       H2O America ⸺ Public Offering

Ladies and Gentlemen:

The undersigned understands that you, as Representatives of the several Underwriters, propose to enter into (i) an underwriting agreement (the “Common Shares Underwriting Agreement”) with H2O America, a Delaware corporation (the “Company”), providing for the public offering (the “Common Shares Public Offering”) by the several Underwriters named in Schedule 1 to the Common Shares Underwriting Agreement (the “Underwriters”), of common stock, par value $0.001 per share, of the Company (the “Common Shares”) and/or (ii) an underwriting agreement (the “Units Underwriting Agreement” and together with the Common Shares Underwriting Agreement, the “Underwriting Agreements”) with the Company, providing for the public offering (the “Units Offering” and together with the Common Shares Public Offering, the “Public Offering”) by the Underwriters, of equity units of the Company (the “Equity Units” and, together with the Common Shares, the “Securities”). To the extent that the Company proceeds with only the Common Shares Public Offering or the Units Offering, the term Securities as used herein shall be deemed to refer to the Common Shares or Equity Units, respectively, the term Public Offering shall refer to the Common Shares Offering or the Units Offering, respectively, and Underwriting Agreements shall be deemed to refer to the Common Shares Underwriting Agreement or the Units Underwriting Agreement, in the singular form, respectively. To the extent only a single financial institution acts as representative of the Underwriters under each Underwriting Agreement, then references to Representatives shall be deemed a reference to such Representative in the singular. Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Underwriting Agreements, as applicable.

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In consideration of the Underwriters’ agreement to purchase and make the Public Offering of the Securities, and for other good and valuable consideration, receipt of which is hereby acknowledged, the undersigned hereby agrees that, without the prior written consent of J.P. Morgan Securities LLC on behalf of the Underwriters, the undersigned will not, during the period beginning on the date of this letter agreement (this “Letter Agreement”) and ending 60 days after the date of the prospectus relating to the Public Offering (such period, the “Restricted Period”), (1) offer, pledge, lend, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of common stock, par value $0.001 per share, of the Company (the “Common Stock”) or any securities convertible into or exercisable or exchangeable for Common Stock (including, without limitation, Common Stock or such other securities which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and securities which may be issued upon exercise of a stock option or warrant), or publicly disclose the intention to make any offer, sale, pledge or disposition, (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Stock or such other securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise or (3) make any demand for or exercise any right with respect to the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock, in each case other than:

(A) transfers of shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock as a bona fide gift or gifts or charitable contributions, or for bona fide estate planning purposes;

(B) distributions of shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock to (i) the legal representative, heir, beneficiary or a member of the immediate family of the undersigned (for purpose of this Letter Agreement, “immediate family” shall mean any relationship by blood, marriage, or adoption, not more remote than first cousin), or if the undersigned is a trust or other estate planning vehicle, to a trustor or beneficiary of the trust or other estate planning vehicle or to the estate of a beneficiary of such trust or estate planning vehicle, (ii) any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned and/or charitable organizations or (iii) a corporation, partnership, limited liability company or other entity of which the undersigned and the immediate family of the undersigned are the direct or indirect legal and beneficial owners of all the outstanding equity securities or similar interests of such corporation, partnership, limited liability company or other entity;

(C) transfers by will or intestate succession to any beneficiary of, or estate of a beneficiary pursuant to, a trust, will, other testamentary document or applicable laws of descent, or pursuant to a final domestic relations settlement or similar order;

(D) to a nominee or custodian of a person or entity to whom a disposition or transfer would be permissible under clauses (A) through (C) above;

(E) if the undersigned is a corporation, partnership, limited liability company, trust or other business entity, (i) to another corporation, partnership, limited liability company, trust or other business entity that is an affiliate (as defined in Rule 405 under the Securities Act of 1933, as amended) of the undersigned, or to any investment fund or other entity controlling, controlled by, managing or managed by or under common control with the undersigned or affiliates of the undersigned (including, for the avoidance of doubt, where the undersigned is a partnership, to its general partner or a successor partnership or fund, or any other funds managed by such partnership), or (ii) as part of a distribution to members or shareholders of the undersigned;

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(F) by operation of law, such as pursuant to a qualified domestic order, divorce settlement, divorce decree or separation agreement;

(G) to the Company from an employee of the Company or a subsidiary of the Company upon death, disability or termination of employment, in each case, of such employee;

(H) as part of a sale of the undersigned’s Securities acquired after the beginning of the Restricted Period;

(I) the exercise or vesting, including net withholding of shares, of any equity awards pursuant to the Company’s equity plans; provided that such restrictions shall apply to any of the undersigned’s Common Stock or other securities issued upon such exercise or vesting;

(J) any transfers of the undersigned’s Common Stock or other securities to the Company (a) in full or partial payment of taxes or tax withholding obligations required to be paid or satisfied upon the settlement, vesting or exercise of any equity award granted by the Company or (b) in exercise of the Company’s right to repurchase or reacquire the undersigned’s Common Stock or other securities pursuant to agreements that permit the Company to repurchase or reacquire the undersigned’s Common Stock or other securities upon termination of services to the Company;

(K) any conversion of restricted stock units into shares of Common Stock as provided in the applicable restricted stock unit issuance agreement; provided that any so converted shares of Common Stock shall be subject to the restrictions set forth in this Letter Agreement;

(L) the establishment of any contract, instruction or plan (a “Plan”) or the amendment of an existing Plan that, in either case, satisfies all of the requirements of Rule 10b5-1 under the Exchange Act; provided that no sales of the undersigned’s Common Stock or other securities shall be made pursuant to such a Plan prior to the expiration of the Restricted Period, and such a Plan may only be established or amended, as applicable, if no public announcement of the establishment, amendment or existence thereof and no filing with the Securities and Exchange Commission by the undersigned, the Company or any other person, shall be required, and no such announcement or filing is made voluntarily, by the undersigned, the Company or any other person, prior to the earlier of (i) the expiration of the Restricted Period or (ii) the filing of the Company’s Quarterly Report on Form 10-Q for the quarter ending March 31, 2026 (and any such voluntary public announcement or filing made by any person shall include a statement that the undersigned is not permitted to transfer, sell or otherwise dispose of securities under such Plan during the Restricted Period in contravention of this Letter Agreement); and

(M) pursuant to a bona fide third-party tender offer, merger, consolidation or other similar transaction that is approved by the Board of Directors of the Company and made to all holders of the Company’s capital stock involving a Change of Control (as defined below) of the Company (for purposes hereof, “Change of Control” shall mean the transfer (whether by tender offer, merger, consolidation or other similar transaction), in one transaction or a series of related transactions, to a person or group of affiliated persons, of shares of capital stock if, after such transfer, such person or group of affiliated persons would hold at least a majority of the outstanding voting securities of the Company (or the surviving entity)); provided that in the event that such tender offer, merger, consolidation or other similar transaction is not completed, the undersigned’s Securities shall remain subject to the provisions of this Letter Agreement;

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provided that (i) in the case of any transfer or distribution pursuant to clause (A), (B), (C), (D) or (E), such transfer shall not involve a disposition for value and each donee, transferee or distributee shall agree to be bound by the terms of this Letter Agreement to the same extent as if the donee, transferee or distributee were a party hereto, (ii) in the case of any transfer or distribution pursuant to clause (B), (D), (E) or (H), no filing by any party (donor, donee, transferor or transferee) under the Exchange Act or other public announcement shall be required or shall be made voluntarily in connection with such transfer or distribution (other than a filing on a Form 5 made after the expiration of the Restricted Period referred to above), and (iii) in the case of clause (A), (C), (F), (G), (I), (J), (K) or (M), no filing by any party under the Exchange Act or other public announcement reporting a reduction in beneficial ownership of shares of Common Stock shall be made voluntarily in connection with such transfer, exercise, vesting or conversion during the Restricted Period and, if the undersigned is required to file a report under the Exchange Act during the Restricted Period, the undersigned shall include a statement in such report to the effect that any such reduction in beneficial ownership resulted solely from transfers, exercises, vestings or conversions described in clause (A), (C), (F), (G), (I), (J), (K) or (M), as the case may be.

In furtherance of the foregoing, the Company, and any duly appointed transfer agent for the registration or transfer of the securities described herein, are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Letter Agreement.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Letter Agreement. All authority herein conferred or agreed to be conferred and any obligations of the undersigned shall be binding upon the successors, assigns, heirs or personal representatives of the undersigned.

The undersigned acknowledges and agrees that the Underwriters have not provided any recommendation or investment advice nor have the Underwriters solicited any action from the undersigned with respect to the Public Offering of the Securities and the undersigned has consulted their own legal, accounting, financial, regulatory and tax advisors to the extent deemed appropriate. The undersigned further acknowledges and agrees that, although the Representatives may be required or choose to provide certain Regulation Best Interest and Form CRS disclosures to you in connection with the Public Offering, the Representatives and the other Underwriters are not making a recommendation to you to participate in the Public Offering, enter into this Letter Agreement, or sell any Shares at the price determined in the Public Offering, and nothing set forth in such disclosures is intended to suggest that the Representatives or any Underwriter is making such a recommendation.

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The undersigned understands that, if (i) neither of the Underwriting Agreements becomes effective by March 31, 2026, (ii) both of the Underwriting Agreements (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Common Stock or Equity Units to be sold thereunder, as applicable, or (iii) the Company provides a written notice to the Representatives that the Company does not intend to proceed with any Public Offering, then the undersigned shall be released from all obligations under this Letter Agreement. The undersigned understands that the Underwriters are entering into the Underwriting Agreements and proceeding with the Public Offering in reliance upon this Letter Agreement.

This Letter Agreement and any claim, controversy or dispute arising under or related to this Letter Agreement shall be governed by and construed in accordance with the laws of the State of New York.

Very truly yours,

[NAME OF STOCKHOLDER]

By:
Name:
Title:

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